EXHIBIT 99.1

Alignment Healthcare Reports Strong First Quarter 2025 Results; Exceeds High-End of Expectations On 4 Critical KPIs; Raises Midpoint of 2025 Guidance; Announces CFO Transition

  Delivers Q1 revenue of $926.9 million, up 47.5% year over year, and grows Medicare Advantage (MA) membership by 31.7% to approximately 217,500 members
  Exceeds high-end of Q1 guidance on membership, revenue, adjusted gross profit and adjusted EBITDA
  Raises midpoint of outlook ranges for 2025 year-end membership, revenue, adjusted gross profit and adjusted EBITDA, supported by strong first-quarter clinical performance and enrollment growth momentum
  Announces transition of Thomas Freeman from Chief Financial Officer (CFO) to Strategic Advisor to the CEO; names finance veteran Jim Head as CFO

ORANGE, Calif., May 01, 2025 (GLOBE NEWSWIRE) -- Alignment Healthcare, Inc. (NASDAQ: ALHC), today reported financial results for its first quarter ended March 31, 2025.

First Quarter 2025 Financial Highlights
All comparisons, unless otherwise noted, are to the three months ended March 31, 2024.

  Health plan membership at the end of the quarter was approximately 217,500, up 31.7% year over year
  Total revenue was $926.9 million, up 47.5% year over year.
  Adjusted gross profit* was $107.2 million and loss from operations was $(5.4) million
    Adjusted gross profit excludes depreciation and amortization of $7.6 million and selling, general, and administrative expenses of $103.8 million (which includes $16.0 million of equity-based compensation). Adjusted gross profit also excludes $0.03 million of depreciation expense and an additional $1.2 million of equity-based compensation recorded within medical expenses
    Medical benefits ratio based on adjusted gross profit was 88.4%
  Adjusted EBITDA* was $20.2 million and net loss was $(9.4) million
  * Please see "First Quarter 2025 Non-GAAP Reconciliation Tables" below for more information on the non-GAAP financial measures reported here as supplemental information.

“Alignment Healthcare’s first-quarter performance reflects the strength of our model and the discipline of our execution, showing what’s possible when technology, clinical management and member-first service operate as one,” said John Kao, founder and CEO. “By staying focused on quality, clinical outcomes and member experience, we exceeded expectations across all key measures. With a strong start to the year and momentum building, we’re confident in our ability to scale with purpose and deliver on our mission of Medicare Advantage done right.”

Outlook for Second Quarter and Fiscal Year 2025

	Three Months Ending June 30, 2025		Twelve Months Ending December 31, 2025
$ Millions	Low	High	Low	High
Health Plan Membership	220,000	222,000	228,000	233,000
Revenue	$950	$965	$3,770	$3,815
Adjusted Gross Profit(1)	$105	$113	$420	$445
Adjusted EBITDA(1)	$10	$18	$38	$60

_______________________

(1) Adjusted gross profit and adjusted EBITDA are non-GAAP financial measures presented as supplemental disclosure. We cannot provide estimated ranges for the most directly comparable GAAP measures without unreasonable efforts because of the uncertainty around certain items that may impact such GAAP measures, including equity-based compensation expense and depreciation and amortization, that are not within our control or cannot be reasonably predicted. See “First Quarter 2025 Non-GAAP Reconciliation Tables” for additional information.

CFO Transition
The company also welcomes health care finance veteran Jim Head to succeed Thomas Freeman as Chief Financial Officer (CFO), effective May 2, 2025. After nearly 10 years with Alignment, including eight as CFO, Freeman has decided to step down as CFO and transition to the role of Strategic Advisor to the CEO where he will help ensure a smooth handover of CFO responsibilities and support the company’s long-term strategy and key partnerships.

“I want to personally thank Thomas for his decade of tireless dedication and leadership, guiding us through our IPO and positioning us for long-term success,” Kao said. “His contributions helped guide Alignment’s financial growth from a local health plan to a nationally recognized leader in Medicare Advantage. Alignment is now in the strongest financial and competitive position of its history and Thomas’s transition to an advisory role reflects the collaborative approach we share in positioning Alignment for sustained success.

“At the same time, I am pleased to welcome Jim to the team. His extensive experience and proven expertise in strategic finance, health care and business development make him the ideal leader to build on our strong foundation. I look forward to working with Jim as a strategic and financial thought partner. Together, this leadership team is well-positioned to continue scaling Alignment profitably and delivering on our mission.”

“As I reflect upon the last 10 years, I’m incredibly proud of what we’ve accomplished,” Freeman said. “We have improved the lives of countless seniors, and we’ve done so while driving sustainable and profitable growth. As the company achieves adjusted EBITDA profitability with strong visibility towards its 2025 financial objectives, now is the natural time to transition to the next financial leader. While there is never an easy time to step back, our financial foundation, our 2025 momentum and the company’s mission are stronger than ever, and I look forward to supporting John and Jim to ensure a seamless transition.”

Most recently, Head was Executive Vice President and Chief Financial Officer at Claritev. With more than 30 years of experience, Head brings valuable expertise and strategic thought leadership to the Alignment team. Prior to Claritev, he held senior executive leadership roles at BDT & Company, LLC, a merchant banking firm, and at Morgan Stanley.

“It’s an honor to join Alignment at such a transformative time,” Head said. “The company’s commitment to delivering high-quality senior care is critical to the success of our health care system in the United States, and I’m excited to be part of Alignment’s mission. I look forward to building on the strong financial foundation created by the team and contributing to the company’s continued growth and operational excellence.”

First Quarter 2025 Non-GAAP Reconciliation Tables

Adjusted Gross Profit(1) is reconciled as follows:

	Three Months Ended March 31,
	2025	2024
(dollars in thousands)
Loss from operations	$(5,393)	$(41,106)
Add back:
Equity-based compensation (medical expenses)	1,152	1,133
Depreciation (medical expenses)	33	52
Restructuring costs (medical expenses) (2)	—	775
Depreciation and amortization (3)	7,594	5,977
Selling, general, and administrative expenses	103,831	90,512
Total add back	112,610	98,449
Adjusted gross profit	$107,217	$57,343

(1) Adjusted gross profit is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as loss from operations before depreciation and amortization, clinical equity-based compensation expense, clinical restructuring costs and selling, general, and administrative expenses.
(2) Represents severance and related costs incurred as part of a corporate restructuring designed to streamline our organizational structure and drive operational efficiencies.
(3) Amortization expense for the three months ended March 31, 2025 includes $0.6 million in impairment expense related to the remeasurement of goodwill associated with one of our subsidiaries

Adjusted EBITDA(1) is reconciled as follows:

	Three Months Ended March 31,
	2025	2024
(dollars in thousands)
Net loss	$(9,354)	$(46,575)
Less: Net loss attributable to noncontrolling interest	240	54
Adjustments:
Interest expense	3,950	5,427
Depreciation and amortization(2)	7,627	6,029
Income taxes	21	—
Equity-based compensation(3)	17,187	20,854
Litigation costs (4)	507	320
Loss on ROU assets(5)	—	143
Restructuring costs(6)	—	1,768
Adjusted EBITDA	$20,178	$(11,980)

(1) Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as net loss before interest expense, income taxes, depreciation and amortization expense, certain litigation costs, gains or losses on right of use ("ROU") assets, gains or losses on sale of property and equipment, restructuring costs and equity-based compensation expense.
(2) Amortization expense for the three months ended March 31, 2025 includes $0.6 million in impairment expense related to the remeasurement of goodwill associated with one of our subsidiaries.
(3) Represents equity-based compensation related to grants made in the applicable year.
(4) Represents litigation costs considered outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy.
(5) Represents gains or losses related to ROU assets that were terminated or subleased in the respective period.
(6) Represents severance and related costs incurred as part of a corporate restructuring designed to streamline our organizational structure and drive operational efficiencies.

Conference Call Details
The company will host a conference call at 5 p.m. EDT today to discuss these results and management’s outlook for future financial and operational performance. A live audio webcast will be available online at https://ir.alignmenthealth.com/. At the start of the conference call, participants may access the webcast at the following link: https://edge.media-server.com/mmc/p/frtkwokr. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web links, and will remain available for approximately 12 months.

About Alignment Health
Alignment Health is championing a new path in senior care that empowers members to age well and live their most vibrant lives. A consumer brand name of Alignment Healthcare (NASDAQ: ALHC), Alignment Health’s mission-focused team makes high-quality, low-cost care a reality for its Medicare Advantage members every day. Based in California, the company partners with nationally recognized and trusted local providers to deliver coordinated care, powered by its customized care model, 24/7 concierge care team and purpose-built technology, AVA®. As it expands its offerings and grows its national footprint, Alignment upholds its core values of leading with a serving heart and putting the senior first. For more information, visit www.alignmenthealth.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the second quarter ending June 30, 2025, and year ending December 31, 2025. Forward-looking statements are subject to risks and uncertainties and are based on assumptions that may prove to be inaccurate, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to attract new members and enter new markets, including the need for certain governmental approvals; our ability to maintain a high rating for our plans on the Five Star Quality Rating System; our ability to develop and maintain satisfactory relationships with care providers that service our members; risks associated with being a government contractor, including potential federal reductions in MA funding; changes in laws and regulations applicable to our business model; risks related to our indebtedness; changes in market or industry conditions and receptivity to our technology and services; results of litigation or a security incident; and the impact of shortages of qualified personnel and related increases in our labor costs. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2024, and the other periodic reports we file with the SEC. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except par value and share amounts)
(Unaudited)
	March 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$446,184	$432,859
Accounts receivable (less allowance for credit losses of $0 at March 31, 2025 and $0 at December 31, 2024)	214,059	153,904
Investments - current	33,360	37,791
Prepaid expenses and other current assets	80,883	37,084
Total current assets	774,486	661,638
Property and equipment, net	68,504	67,139
Right of use asset, net	7,750	7,818
Goodwill	34,192	34,826
Intangible Assets, net	4,550	4,550
Other assets	6,135	6,092
Total assets	$895,617	$782,063
Liabilities and Stockholders' Equity
Current Liabilities:
Medical expenses payable	$396,734	$289,788
Accounts payable and accrued expenses	28,032	22,126
Accrued compensation	32,353	39,931
Total current liabilities	457,119	351,845
Long-term debt, net of debt issuance costs	321,855	321,428
Long-term portion of lease liabilities	7,648	7,835
Total liabilities	786,622	681,108
Stockholders' Equity:
Preferred stock, $.001 par value; 100,000,000 shares authorized as of March 31, 2025 and December 31, 2024, respectively; no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $.001 par value; 1,000,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 197,667,653 and 191,778,639 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	198	192
Additional paid-in capital	1,125,340	1,107,952
Accumulated deficit	(1,017,407)	(1,008,293)
Total Alignment Healthcare, Inc. stockholders' equity	108,131	99,851
Noncontrolling interest	864	1,104
Total stockholders' equity	108,995	100,955
Total liabilities and stockholders' equity	$895,617	$782,063

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2025	2024
Revenues:
Earned premiums	$918,043	$621,556
Other	8,889	7,045
Total revenues	926,932	628,601
Expenses:
Medical expenses	820,900	573,218
Selling, general, and administrative expenses	103,831	90,512
Depreciation and amortization	7,594	5,977
Total expenses	932,325	669,707
Loss from operations	(5,393)	(41,106)
Other expenses:
Interest expense	3,950	5,427
Other (income) expenses, net	(10)	42
Total other expenses	3,940	5,469
Loss before income taxes	(9,333)	(46,575)
Provision for income taxes	21	—
Net loss	$(9,354)	$(46,575)
Less: Net loss attributable to noncontrolling interest	240	54
Net loss attributable to Alignment Healthcare, Inc.	$(9,114)	$(46,521)
Total weighted-average common shares outstanding - basic and diluted	193,606,438	189,005,394
Net loss per share - basic and diluted	$(0.05)	$(0.25)

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)
	Three Months Ended March 31,
	2025	2024
Operating Activities:
Net loss	$(9,354)	$(46,575)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on right of use assets	—	143
Depreciation and amortization	7,627	6,029
Amortization-investment discount	(370)	(1,153)
Amortization-debt issuance costs	440	520
Equity-based compensation	17,187	20,854
Non-cash lease expense	395	472
Changes in operating assets and liabilities:
Accounts receivable	(60,155)	(45,322)
Prepaid expenses and other current assets	(43,800)	(8,886)
Other assets	(23)	(114)
Medical expenses payable	106,946	71,065
Accounts payable and accrued expenses	5,208	48
Deferred premium revenue	157	(59)
Accrued compensation	(7,577)	(2,505)
Lease liabilities	(65)	(755)
Net cash provided by (used in) operating activities	16,616	(6,238)
Investing Activities:
Purchase of investments	(17,905)	(21,564)
Maturities of investments	22,695	75,390
Acquisition of property and equipment	(8,252)	(11,121)
Net cash (used in) provided by investing activities	(3,462)	42,705
Financing Activities:
Payment of employment taxes related to release of restricted stock	—	(350)
Debt issuance costs	(26)	—
Proceeds from stock option exercises	207	—
Contributions from noncontrolling interest holders	—	15
Net cash provided by (used in) financing activities	181	(335)
Net increase in cash	13,335	36,132
Cash, cash equivalents and restricted cash at beginning of period	434,942	204,954
Cash, cash equivalents and restricted cash at end of period	$448,277	$241,086
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$5,175
Supplemental non-cash investing and financing activities:
Acquisition of property in accounts payable	$85	$156

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets to the total above:

	March 31, 2025	March 31, 2024
Cash and cash equivalents	$446,184	$238,903
Restricted cash in other assets	2,093	2,183
Total	$448,277	$241,086

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following non-GAAP measures: Medical Benefits Ratio, Adjusted EBITDA and Adjusted Gross Profit as these are performance measures that our management uses to assess our operating performance. Because these measures facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss before interest expense, income taxes, depreciation and amortization expense, certain litigation costs, gains or losses on right of use ("ROU") assets, gains or losses on sale of property and equipment, restructuring costs and equity-based compensation expense.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA in lieu of net loss, which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term Adjusted EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Medical Benefits Ratio (MBR)

We calculate our MBR by dividing total medical expenses, excluding depreciation, equity-based compensation and clinical restructuring costs, by total revenues in a given period.

Adjusted Gross Profit

Adjusted gross profit is a non-GAAP financial measure that we define as loss from operations before depreciation and amortization, clinical equity-based compensation expense, clinical restructuring costs and selling, general, and administrative expenses.

Adjusted gross profit should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of adjusted gross profit in lieu of loss from operations, which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term adjusted gross profit may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Investor Contact
Harrison Zhuo
hzhuo@ahcusa.com

Media Contact
Priya Shah
mPR, Inc. for Alignment Health
alignment@mpublicrelations.com